Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Second Quarter 2016 Results

CHRISTIANSTED, U.S. Virgin Islands, August 8, 2016 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today reported financial and operating results for the second quarter of 2016.

Recent Developments and Second Quarter 2016 Highlights

•
Increased single-family rental (“SFR”) portfolio of Altisource Residential Corporation (“Residential”) during the quarter by 13% over the prior quarter to 3,977 homes, including 3,010 rented properties, 273 listed and ready for rent and 694 properties under leasehold renovation and unit turn.

•	Grew Residential's stabilized rentals to 3,112 properties with 97% leased.

•
Facilitated Residential’s completed sale of 895 non-performing loans (“NPLs”) in June 2016 with an unpaid principal balance (“UPB”) of $213.1 million, or approximately 17% of the total remaining UPB in Residential’s loan portfolio.

•	Managed Residential’s sale of an aggregate of 910 real estate owned (“REO”) properties, representing an increase of 33% over the 686 REO properties sold by Residential in the first quarter of 2016.

•	Achieved average rent increases of approximately 6% for Residential on lease renewals.

•	Moved substantially all of Residential's remaining Ocwen-serviced NPLs away from Ocwen as of August 1, 2016.

•	Completed $4.2 million of AAMC stock buybacks, bringing total buybacks under AAMC’s repurchase program to $255.6 million.

•
Negotiated a non-binding letter of intent for Residential to purchase between 4,000 and 4,500 SFR properties from an unrelated third party, subject to due diligence, negotiation of definitive transaction documents, financing arrangements and other factors.

“We are continuing to build Residential’s single-family rental business and sell its NPLs and non-rental REO properties in order to generate liquidity for attractive acquisitions and potential stock repurchases,” stated Chief Executive Officer George Ellison. “We believe these activities, as well as our ongoing efforts to improve Residential’s operational efficiencies, should continue to better position Residential to provide long-term value to its stockholders, which should benefit AAMC’s financial performance and prospects over time.”

Second Quarter 2016 Financial Results

Net loss attributable to stockholders for the second quarter of 2016 was $1.3 million, or $0.74 per diluted share, compared to net income attributable to stockholders of $0.7 million, or $0.27 per diluted share, for the second quarter of 2015. Net loss attributable to stockholders for the six months ended June 30, 2016 was $2.2 million, or $1.22 per diluted share, compared to net income attributable to stockholders of $7.6 million, or $2.77 per diluted share, for the six months ended June 30, 2015.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles.  Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Residential's ability to compete; Residential’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for Residential; Residential’s ability to sell residential mortgage assets on favorable terms; AAMC's ability to identify and acquire assets for Residential’s portfolio; Residential’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; Altisource Portfolio Solutions’ ability to effectively perform its obligations under various agreements with Residential; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Presented below are the Company's consolidated statements of operations for the three and six months ended June 30, 2016 and 2015 and the consolidated balance sheets as of June 30, 2016 and December 31, 2015. On January 1, 2016, the Company adopted revised accounting guidance related to consolidation. As a result, the Company no longer consolidates the financial information of Residential in its consolidated financial statements effective January 1, 2016. Due to the significance of Residential's consolidated financial statements to the Company's historical consolidated financial statements in periods prior to January 1, 2016, the Company's consolidated financial statements have limited comparability with the Company's consolidated financial statements in prior periods.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30, 2016	Three months ended June 30, 2015	Six months ended June 30, 2016	Six months ended June 30, 2015
Revenues:
Management fees	$4,506	$—	$8,630	$—
Conversion fees	544	—	946	—
Expense reimbursements	357	—	$357	$—
Rental revenues	—	2,140	$—	$3,540
Net unrealized gain on mortgage loans	—	42,209	—	103,343
Net realized gain on mortgage loans	—	19,272	—	34,654
Net realized gain on mortgage loans held for sale	—	254	—	405
Net realized gain on real estate	—	12,404	—	23,012
Interest and dividend income	247	240	541	480
Total revenues	5,654	76,519	10,474	165,434
Expenses:
Salaries and employee benefits	2,589	1,706	4,937	3,339
Equity-based compensation	2,388	2,086	4,756	3,032
Legal and professional fees	542	158	1,083	7,691
Residential property operating expenses	—	16,857	—	29,316
Real estate depreciation and amortization	—	1,344	—	2,342
Selling costs and impairment	—	8,839	—	23,530
Mortgage loan servicing costs	—	16,246	—	34,512
Interest expense	—	13,237	—	24,720
General and administrative	578	2,017	1,092	3,468
Total expenses	6,097	62,490	11,868	131,950
Other loss:
Other income	55	—	55	—
Total other loss	55	—	55	—
(Loss) income before income taxes	(388)	14,029	(1,339)	33,484
Income tax (benefit) expense	873	194	862	337
Net (loss) income	(1,261)	13,835	(2,201)	33,147
Net income attributable to noncontrolling interest in consolidated affiliate	—	(13,092)	—	(25,516)
Net (loss) income attributable to stockholders	$(1,261)	$743	$(2,201)	$7,631

(Loss) earnings per share of common stock – basic:
(Loss) earnings per basic share	$(0.74)	$0.31	$(1.22)	$3.40
Weighted average common stock outstanding – basic	1,776,831	2,218,533	1,883,322	2,211,357

(Loss) earnings per share of common stock – diluted:
(Loss) earnings per diluted share	$(0.74)	$0.27	$(1.22)	$2.77
Weighted average common stock outstanding – diluted	1,776,831	2,746,955	1,883,322	2,752,322

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets:
Real estate held for use:
Land (from previously consolidated VIE as of December 31, 2015)	$—	$56,346
Rental residential properties (net of accumulated depreciation of $7,127 as of December 31, 2015 - from previously consolidated VIE)	—	224,040
Real estate owned (from previously consolidated VIE as of December 31, 2015)	—	455,483
Total real estate held for use, net	—	735,869
Real estate assets held for sale (from previously consolidated VIE as of December 31, 2015)	—	250,557
Mortgage loans at fair value (from previously consolidated VIE as of December 31, 2015)	—	960,534
Mortgage loans held for sale (from previously consolidated VIE as of December 31, 2015)	—	317,336
Cash and cash equivalents (including $116,702 from previously consolidated VIE as of December 31, 2015)	39,419	184,544
Restricted cash (from previously consolidated VIE as of December 31, 2015)	—	20,566
Available-for-sale securities	14,929	—
Accounts receivable, net (including $45,903 from previously consolidated VIE as of December 31, 2015)	—	46,026
Related party receivables	5,489	—
Prepaid expenses and other assets (including $1,126 from previously consolidated as of December 31, 2015)	1,379	3,169
Total assets	$61,216	$2,518,601
Liabilities:
Repurchase and loan and security agreements (from previously consolidated VIE as of December 31, 2015)	$—	$763,369
Other secured borrowings (from previously consolidated VIE as of December 31, 2015)	—	502,599
Accrued salaries and employee benefits	2,076	4,006
Accounts payable and other accrued liabilities (including $32,448 from previously consolidated VIE as of December 31, 2015)	2,286	34,716
Total liabilities	4,362	1,304,690
Commitments and contingencies	—	—
Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015; redemption value $250,000	249,237	249,133
Equity:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,599,467 and 1,684,194 shares issued and outstanding, respectively, as of June 30, 2016 and 2,556,828 and 2,048,223 shares issued and outstanding, respectively, as of December 31, 2015	26	26
Additional paid-in capital	25,851	23,419
Retained earnings	48,982	50,678
Accumulated other comprehensive loss	(5,667)	—
Treasury stock, at cost, 915,273 shares as of June 30, 2016 and 508,605 shares as of December 31, 2015	(261,575)	(254,984)
Total stockholders' deficit	(192,383)	(180,861)
Noncontrolling interest in consolidated affiliate	—	1,145,639
Total equity	(192,383)	964,778
Total liabilities and equity	$61,216	$2,518,601